Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to us under the caption “Change in Registrant’s Certifying Accountant” in Blue Gold Limited’s Annual Report on Form 20-F for the year ended December 31 2025, incorporated by reference into the Registration Statement on Form F-3.

Lao Professionals

By:	/s/ Lateef Awojobi
Lateef Awojobi

Lagos, Nigeria
August 25, 2026